Exhibit 21

SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

Name of Company	State or Other Jurisdiction of Incorporation

Gelman Sciences, Inc.	Michigan
GMC Acquisition Corp.	Delaware
Filtration Services Group, LLC	Delaware
FSI Export Company	Delaware
FSI Leasing, LLC	Delaware
Pall Acquisition LLC	Delaware
Pall Aeropower Corporation	Delaware
Pall Asia Holdings, Inc.	Delaware
Pall Biomedical, Inc.	Delaware
Pall Filter Specialists, Inc.	Delaware
Pall Filtration and Separations Group Inc.	Delaware
Pall ForteBio Corp.	Delaware
Pall ForteBio Holdings, LLC	Delaware
Pall Industrial Membranes LLC	Delaware
Pall International Corporation	Delaware
Pall International Holdings, Inc. (formerly Medsep Corporation)	Delaware
Pall International Financing, LLC	Delaware
Pall Medical Products, Inc.	Delaware
Pall Puerto Rico, Inc.	Delaware
Pall – PASS US, LLC	Delaware
Rochem Separation Systems, Inc.	Delaware
Russell Associates Inc.	Maryland
Pall Technologies S. A.	Argentina
Pall (Canada) Limited	Canada
FSI Sul Americana Industria Comercio E Servicios Ltda	Brazil
Pall do Brasil Ltda.(Pall Brazil)	Brazil
Filter Specialists Inc. de Mexico de R.L. de C.V.	Mexico
Filter Specialists Inc. de Servicios S. de R.L.	Mexico
Pall Life Sciences Mexico, S. de R.L. de C.V.	Mexico
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Austria Filter Ges.m.b.h.	Austria
Pall Artelis sprl	Belgium
Pall bvba	Belgium
Pall Life Sciences Belgium B.V.B.A.	Belgium
Pall Medistad B.V.	Belgium
Filter Specialists UK Limited	England
ForteBio UK Limited	England
Pall Europe Limited (a)	England
Pall European Holdings Limited	England
Pall Manufacturing UK Limited	England
Pall Technology UK Limited	England
Pall Exekia S.A.	France
Pall France SAS	France
Pall GeneDisc Technologies SAS	France
Filter Specialists International GmbH	Germany
Pall Deutschland Beteiligungs-GmbH	Germany
Pall Deutschland Holding GmbH & Co. KG (b)	Germany

Exhibit 21

Pall Filtersystems GmbH	Germany
Pall GmbH	Germany
Pall Modultechnik GmbH	Germany
Pall Verwaltungsgesellschaft Mit Beschränkter Haftung	Germany
Pall Italia S.R.L.	Italy
Pall Lux Holdings S.à.r.l	Luxemborg
Pall Asian Holdings B.V.	Netherlands
Pall Netherlands B.V. (a)	Netherlands
PLLN C.V. (c)	Netherlands
Pall Norge AS	Norway
Pall Poland Limited or Pall Poland Sp. z.o.o.	Poland
Pall Eurasia L.L.C.	Russian Federation
Pall Saudi International LLC	Saudi Arabia
Pall Slovakia s.r.o	Slovakia
Pall South Africa (Pty) Ltd	South Africa
Pall Espana, S.A.U.	Spain
Pall Norden AB	Sweden
Argentaurum AG	Switzerland
Pall (Schweiz) AG	Switzerland
Pall International Sarl	Switzerland
Filter Specialists International FZE	United Arab Emirates
Pall Middle East FZE	United Arab Emirates
Pall Australia Pty Ltd	Australia
Filter Specialists (Shanghai) Co., Ltd	China
Pall Filter (Beijing) Co. Ltd.	China
Pall ForteBio Analytics (Shanghai) Co., Ltd	China
Pall Asia International Ltd.	Hong Kong
Filter Specialists India Pvt Ltd	India
Pall India Pvt Ltd	India
PT Pall Filtration Indonesia	Indonesia
Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
Filter Specialists Korea, LLC	Korea, Republic of
Pall Korea Ltd	Korea, Republic of
Pall (Malaysia) Sdn Bhd	Malaysia
Pall New Zealand Ltd	New Zealand
Pall (Philippines) Inc.	Philippines
Pall Filtration Pte Ltd	Singapore
Pall Singapore Taiwan Branch Holding Company Pte Ltd	Singapore
Pall Corporation Filtration & Separations (Thailand) Ltd	Thailand

(a)	Contributed to PLLN C.V. a Netherlands Partnership

(b)	General Partner: Pall Deutschland Beteiligungs GmbH; Limited Partner: Pall Corporation

(c)	General Partner: Pall-PASS US, LLC.; Limited Partner: Pall Corporation

All subsidiaries listed above are included in the Company’s consolidated financial statements. The list does not include inactive subsidiaries.